Exhibit 3.2

SECOND AMENDED AND RESTATED

BY-LAWS

OF

JAKKS PACIFIC, INC.
(a Delaware corporation)

Adopted August 9, 2019

ARTICLE I
STOCKHOLDERS

1.            CERTIFICATES REPRESENTING STOCK. Certificates representing stock in the corporation shall be signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the board of directors of the corporation (the “Board of Directors”), if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation. Any or all the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Whenever the corporation shall be authorized to issue more than one (1) class of stock or more than one (1) series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law of the State of Delaware (the “General Corporation Law”). Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of the lost, stolen, or destroyed certificate or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

2.            UNCERTIFICATED SHARES. Subject to any conditions imposed by the General Corporation Law, the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

3.            FRACTIONAL SHARE INTERESTS. The corporation may, but shall not he required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (i) arrange for the disposition of fractional interests by those entitled thereto, (ii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (iii) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

4.            STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

5.            RECORD DATE FOR STOCKHOLDERS. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of the stockholders are recorded, to the attention of the Secretary of the corporation. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

6.            MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be. the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one (1) class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Amended and Restated Certificate of Incorporation of the corporation (as the same may be amended or amended and restated from time to time, including by any certificate of designations relating to any class or series of preferred stock, including Series A Preferred Stock (as defined below), the “Certificate of Incorporation”) confers such rights where there are two (2) or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one (1) class or series of shares of stock, one (1) or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Certificate of Incorporation, except as any provision of law may otherwise require. All masculine pronouns used in these By-laws shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires.

7.            STOCKHOLDER MEETINGS.

– TIME. There shall be an annual meeting of the stockholders on the date and at the time fixed, from time to time, by the directors within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

– PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Delaware.

– CALL. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

– NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States Mail. If a meeting is adjourned to another time, not more than thirty (30) days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

– STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

– CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one (1) of the following officers in the order of seniority and if present and acting - the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

– PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three (3) years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

– INSPECTORS. The directors, in advance of any meeting, may, but need not, appoint one (1) or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one (1) or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by him or them and execute a certificate of any fact found by him or them. Except as otherwise required by subsection (e) of Section 231 of the General Corporation Law, the provisions of that Section shall not apply to the corporation.

– QUORUM. The holders of a majority of the shares of each class or series of stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

– VOTING. Each share of stock shall entitle the holder thereof to one (1) vote. Each Common Director (as defined below) shall be elected by the vote of the majority of the votes cast with respect to the Common Director at any meeting for the election of Common Directors at which a quorum is present, provided that if the number of nominees for Common Director exceeds the number of Common Directors to be elected, the Common Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Common Directors. For purposes of this Section, a majority of votes cast means that the number of shares voted “for” a Common Director must exceed the number of votes cast “against” such Common Director. If a Common Director is not elected, the Common Director shall offer to tender his or her resignation to the Board of Directors. The Corporate Governance and Nominating Committee of the Board of Directors (the “Nominating Committee”) will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action is to be taken. The Board of Directors will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within ninety (90) days from the date of the certification of the election results. The Common Director who tenders his or her resignation will not participate in the Board of Directors’ decision. Any other action shall be authorized by a majority of the votes cast by each class or series of stock entitled to vote on such matter except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the Certificate of Incorporation and these Second Amended and Restated By-laws of the corporation (as the same may be amended or amended and restated from time to time, the “By-laws”). In the election of directors, and for any other action, voting need not be by ballot.

8.            STOCKHOLDER ACTION WITHOUT MEETINGS. Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

ARTICLE II
DIRECTORS

1.            FUNCTIONS AND DEFINITION. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase “whole board” herein refers to the total number of directors which the corporation would have if there were no vacancies.

2.            QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The authorized number of directors constituting the whole board shall be seven (7). Subject to the provisions of Article II, Section 3 of these By-laws, the whole board shall be comprised of (i) five (5) Common Directors and (ii) two (2) Series A Preferred Directors (as defined below). The initial Common Directors shall be (A) Stephen G. Berman, Alexander Shoghi and Zhao Xiaoqiang (collectively, the “Continuing Directors”) and (B) Joshua Cascade and, effective immediately following the distribution of the information and the expiration of the notice period required under Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 promulgated thereunder, Carole Levine (the “New Independent Common Directors”) and the initial Series A Preferred Directors shall be Matthew Winkler and Andrew Axelrod. For so long as any shares of the corporation’s “Series A Senior Preferred Stock,” par value $0.001 per share (“Series A Preferred Stock” and, the outstanding shares of Series A Preferred Stock at any time of determination, the “Series A Preferred Shares”), remain outstanding, the authorized number of directors constituting the whole board, and the number of Common Directors and Series A Preferred Directors, respectively, may be increased or decreased (i) in accordance with the provisions of Article II, Section 3 of these By-laws or (ii) by action of the stockholders or of the directors, subject in each case to the prior approval of the holders of a majority of the then outstanding Common Stock (as defined below) and the holders of at least eighty percent (80%) of the Series A Preferred Shares, each voting as a separate class.

3.            ELECTION AND TERM.

– COMMON DIRECTORS. The Common Directors in office as of the date hereof, any Common Directors who are subsequently elected at an annual meeting of stockholders and directors who are elected as Common Directors in the interim to fill vacancies (and newly created directorships resulting from any increases in the number of Common Directors in accordance with the provisions of these By-laws), unless otherwise provided in the corporation’s Certificate of Incorporation, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier death, disability, retirement, resignation or removal. Any Common Director may resign at any time upon written notice to the corporation.

– SERIES A PREFERRED DIRECTORS.

(a)          The Series A Preferred Directors in office as of the date hereof, and any Series A Preferred Directors who are subsequently elected as Series A Preferred Directors, by affirmative vote of a majority of the Series A Preferred Shares (the “Required Preferred Holders”) at a meeting of holders of Series A Preferred Shares or by written consent of the Required Preferred Holders, shall hold office for the term set forth in the Certificate of Incorporation and until their successors are elected and qualified or until their earlier death, disability, retirement, resignation or removal. Any Series A Preferred Director may resign at any time upon written notice to the corporation.

(b)          For so long as at least fifty thousand (50,000) Series A Preferred Shares remain outstanding, (i) the holders of Series A Preferred Shares (the “Preferred Holders”) shall have the sole right to nominate, by action of the Required Preferred Holders, candidates to serve as the Series A Preferred Directors, and (ii) the Preferred Holders, voting as a separate class, shall have the sole right to elect, by vote or written consent of the Required Preferred Holders, two (2) individuals to serve as members of the Board of Directors (each such individual, a “Series A Preferred Director”), in each case at a meeting of the Preferred Holders called for such purpose (or by written consent in lieu of any such meeting).

(c)          From and after the first annual meeting of stockholders occurring after fewer than fifty thousand (50,000) Series A Preferred Shares remain outstanding, (i) the number of Series A Preferred Directors shall be automatically reduced from two (2) to one (1) (whereupon the term of office of one (1) of the Series A Preferred Directors shall be deemed to have expired at such annual meeting), (ii) the Preferred Holders shall have the sole right to nominate, by action of the Required Preferred Holders, candidates to serve as the Series A Preferred Director, and (iii) the Preferred Holders, voting as a separate class, shall have the sole right to elect, by vote or written consent of the Required Preferred Holders, only one (1) Series A Preferred Director, in each case at a meeting of the Preferred Holders called for such purpose (or by written consent in lieu of any such meeting).

(d)          From and after the time no Series A Preferred Shares remain outstanding, the Preferred Holders will no longer have the right to nominate or elect any Series A Preferred Directors (whereupon any Series A Preferred Director shall be deemed to have resigned automatically as of such time).

(e)          All director seats not otherwise designated in the preceding paragraphs (b) and (c) as seats for Series A Preferred Directors shall be seats to be held by directors to be elected by the holders of the corporation’s common stock, par value $0.001 per share (“Common Stock”) (such directors, “Common Directors”).

– VACANCIES. Except as the General Corporation Law may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one (1) or more directors and for the filling of any vacancy in that connection:

(a)          any vacancy in the Board of Directors occurring because of the death, disability, retirement, resignation or removal of a Continuing Director, including an unfilled vacancy resulting from the removal of a Continuing Director for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director;

(b)          any vacancy in the Board of Directors occurring because of the death, disability, retirement, resignation or removal of a New Independent Common Director, including an unfilled vacancy resulting from the removal of a New Independent Common Director for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director, in each case, solely in accordance with the recommendation of the Nominating Committee of the Board of Directors, with an individual selected by the Nominating Committee from the Preapproved List (as defined in the Nominating and Corporate Governance Committee Charter (the “Nominating Committee Charter”)) in accordance with the Nominating Committee Charter; and

(c)          any vacancy in the Board of Directors occurring because of the death, disability, retirement, resignation or removal of a Series A Preferred Director, including an unfilled vacancy resulting from the removal of a Series A Preferred Director for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director, in each case, solely with an individual selected by the Required Preferred Holders. In the event that the Required Preferred Holders shall fail to designate in writing a representative to fill the vacant Series A Preferred Director seat on the Board of Directors in accordance with the preceding sentence, then such Board of Directors seat shall remain vacant until such time as the Preferred Holders (voting as a separate class by vote or written consent of the Required Preferred Holders) elect an individual to fill such seat in accordance with this paragraph, and during any period where such seat remains vacant, the Board of Directors nonetheless shall be deemed duly constituted.

4.            MEETINGS.

– TIME. Meetings shall be held at such time as the Board of Directors shall fix, except that the first meeting of a newly elected Board of Directors shall be held as soon after its election as the directors may conveniently assemble.

– PLACE. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board of Directors.

– CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, of the President, or of a majority of the directors in office.

– NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

– QUORUM AND ACTION. A majority of the whole Board of Directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third (1/3) of the whole Board of Directors. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these By-laws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board of Directors or action of disinterested directors.

Any member or members of the Board of Directors or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

– CHAIRMAN OF THE MEETING. The Chairman of the Board of Directors, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board of Directors, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board of Directors, shall preside.

5.            REMOVAL OF DIRECTORS.

– COMMON DIRECTORS. Except as may otherwise be provided by the General Corporation Law or as otherwise set forth in this Section 5, any Common Director may be removed, with or without cause, by the holders of a majority of the shares of Common Stock then entitled to vote at an election of directors.

– SERIES A PREFERRED DIRECTORS. For so long as any Series A Preferred Shares remain outstanding, a Series A Preferred Director may be removed at any time as a director, with or without cause, upon, and only upon, the affirmative vote of the Required Preferred Holders (voting as a separate class) or written consent of the Required Preferred Holders.

6.            COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law, and may authorize the seal of the corporation to be affixed to all papers which may require it. Notwithstanding the foregoing, for so long as any shares of Series A Preferred Stock are outstanding, (i) the Board of Directors shall at all times have a Nominating Committee consisting of three (3) directors, (ii) each of the Series A Preferred Directors shall be a member of the Nominating Committee, so long as such Series A Preferred Director satisfies the “independence” requirements set forth in the Amended and Restated Nominating Committee Charter, (iii) any seat(s) on the Nominating Committee not held by Series A Preferred Directors shall be held by the New Independent Common Directors or any future individuals elected in accordance with the provisions of the Nominating Committee Charter to replace the New Independent Common Directors, (iv) each committee of the Board of Directors (other than the Nominating Committee) shall include at least one (1) Series A Preferred Director, and (v) each director that serves on either the Compensation Committee of the Board of Directors or the Audit Committee of the Board of Directors must be affirmatively determined by the Board of Directors to satisfy the requirements established by the Nasdaq Global Select Market to be considered an “independent” member of the Board of Directors.

7.            WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE III
OFFICERS

The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board of Directors, a Vice-Chairman of the Board of Directors, an Executive Vice-President, one (1) or more other Vice-Presidents, one (1) or more Assistant Secretaries, one (1) or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing him, no officer other than the Chairman or Vice-Chairman of the Board of Directors, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine.

Unless otherwise provided in the resolution choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen and qualified.

All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board of Directors shall assign to him. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

ARTICLE IV
CORPORATE SEAL

The corporate seal shall be in such form as the Board of Directors shall prescribe.

ARTICLE V
FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VI
CONTROL OVER BY-LAWS

Subject to the provisions of the Certificate of Incorporation and the provisions of the General Corporation Law, the power to amend, alter or repeal these By-laws and to adopt new By-laws may be exercised by the Board of Directors or by the stockholders. Notwithstanding the foregoing, subject to the provisions of the General Corporation Law, for so long as any Series A Preferred Shares remain outstanding, (i) none of Section 2, Section 3, Section 5 or the last sentence of Section 6 of Article II or this sentence of this Article VI may be amended, altered or repealed without the prior approval (by affirmative vote or written consent) of holders of at least eighty percent (80%) of the Series A Preferred Shares, and (ii) no other provision of these By-laws may be amended, altered or repealed without the prior approval (by affirmative vote or written consent) of the Required Preferred Holders.

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Adopted:	August 9, 2019